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                                                                EXHIBIT 23.3

                            INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Pomeroy Computer Resources, Inc. on Form S-1 of our report dated February 26, 1996, with respect to the financial statements of The Computer Supply Store, Inc., for the year ended December 31, 1995, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

\s\ Deloitte & Touche LLP

Deloitte & Touche LLP
Des Moines, Iowa
May 30, 1996